SUPPLEMENT DATED JULY 12, 2021
To the following variable annuity prospectuses:
Allianz Index Advantage®
Allianz Index Advantage Income®
Dated April 30, 2021
ISSUED BY
Allianz Life Insurance Company of North America and Allianz Life® Variable Account B
This supplement updates certain information contained in the prospectus and should be attached to the prospectus and retained for future reference.

For Contracts issued in Louisiana, the Index Performance Strategy 3-year and 6-year Terms with a Participation Rate will first become available to newly issued Contracts on July 19, 2021.

PRO-006-0421
(IXA-003, IXA-003-ADV, IXA-003-NF, IAI-003)